NATIONAL STORAGE AFFILIATES

NSASTORAGE.COM

REVENUE OPTIMIZATION
CUSTOMER CARE CENTER
WEB & IN-STORE EXPERIENCES
OPERATIONAL EFFICIENCIES
DIGITAL MARKETING

LEVERAGING AI & TECHNOLOGY TO DELIVER
EXCELLENCE AT EVERY TOUCHPOINT

2025

SECOND QUARTER EARNINGS RELEASE
& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By MSA

21	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 9 - Selected Financial Information

24	Glossary

August 4, 2025
National Storage Affiliates Trust Reports Second Quarter 2025 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s second quarter 2025 results.
Second Quarter 2025 Highlights
•Reported net income of $31.0 million for the second quarter of 2025, a decrease of 4.1% compared to the second quarter of 2024. Reported diluted earnings per share of $0.19 for the second quarter of 2025 compared to $0.16 for the second quarter of 2024.
•Reported core funds from operations ("Core FFO") of $74.4 million, or $0.55 per share for the second quarter of 2025, a decrease of 11.3% per share compared to the second quarter of 2024.
•Reported a decrease in same store net operating income ("NOI") of 6.1% for the second quarter of 2025 compared to the same period in 2024, driven by a 3.0% decrease in same store total revenues and a 4.6% increase in same store property operating expenses.
•Reported same store period-end occupancy of 85.0% as of June 30, 2025, a decrease of 220 basis points compared to June 30, 2024.
•Acquired one wholly-owned self storage property and one property that is considered an annex to an existing property for approximately $11.4 million and one of NSA's unconsolidated real estate ventures acquired one self storage property for approximately $18.0 million during the second quarter of 2025.
•Entered into an agreement to sell ten wholly-owned self storage properties for approximately $66.5 million. Eight of the properties were sold in June 2025, while the remaining two properties are classified as held for sale as of June 30, 2025 and were sold in July 2025.
Highlights Subsequent to Quarter-End
•On July 22, 2025, one of NSA's unconsolidated real estate ventures acquired one self storage property for approximately $21.8 million. The venture financed the acquisition with capital contributions from the venture members, of which the Company contributed approximately $5.4 million.

David Cramer, President and Chief Executive Officer, commented, "During the second quarter, we realized sequential improvement from the prior quarter in the level of contract rate, occupancy and our rent roll-down spread. However, these positives were outweighed by continued softness in storage demand primarily driven by low existing home sales and ongoing supply pressure, especially in our Sunbelt markets, which also impacted the pace of realizing the benefits from the internalization of our PRO structure. Further, the elevated use of concessions during the quarter that drove rental volume has a near-term negative impact on revenues. The combination of these factors weighed on same store NOI and Core FFO results for the quarter and was the primary driver of our revised guidance ranges."
Mr. Cramer further commented, “While macroeconomic conditions have fallen short of our expectations, we are seeing positive momentum from our enhanced marketing and revenue management strategies, and we still expect to realize the full benefits from the internalization of our PRO structure."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Net income	$30,958	$32,280	(4.1)%	$50,477	$127,368	(60.4)%

Funds From Operations ("FFO")(1)	$72,341	$70,118	3.2%	$143,319	$142,012	0.9%
Add acquisition costs	457	480	(4.8)%	860	987	(12.9)%
Add integration and executive severance costs(2)	1,583	626	152.9%	3,625	626	479.1%
Core FFO(1)	$74,381	$71,224	4.4%	$147,804	$143,625	2.9%

Earnings per share - basic and diluted	$0.19	$0.16	18.8%	$0.29	$0.85	(65.9)%

FFO per share and unit(1)	$0.54	$0.61	(11.5)%	$1.06	$1.20	(11.7)%
Core FFO per share and unit(1)	$0.55	$0.62	(11.3)%	$1.09	$1.22	(10.7)%

(1)
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

(2)	Executive severance costs relate to the three months ended June 30, 2024 and are recorded within the line items "General and administrative expenses" and "Non-operating income" in our consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
Net income decreased $1.3 million for the second quarter of 2025 and $76.9 million for the six months ended June 30, 2025 ("year-to-date") as compared to the same periods in 2024. The year-to-date decrease in net income was primarily due to larger gains on the sale of self storage properties recognized in the first quarter of 2024. Additionally, the decrease in net income for both the second quarter of 2025 and year-to-date were a result of lower NOI, driven by property dispositions and negative same store NOI growth. These impacts for the second quarter of 2025 and year-to-date were partially offset by an increase in management fees and other revenue of $2.7 million and $5.8 million, respectively, and a decrease in general and administrative expenses of $3.4 million and $5.9 million, respectively, compared to the same periods in 2024.
The decrease in FFO and Core FFO per share and unit for the second quarter of 2025 and year-to-date was primarily driven by a decrease in same store NOI and an increase in interest expense. These impacts were partially offset by decreased management fees paid to former PROs, reflected within general and administrative expenses, following the internalization of the PRO structure.
Same Store Operating Results (771 Stores)

($ in thousands, except per square foot data)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Total revenues	$168,975	$174,184	(3.0)%	$337,632	$347,971	(3.0)%
Property operating expenses	52,720	50,407	4.6%	104,965	100,810	4.1%
Net Operating Income (NOI)	$116,255	$123,777	(6.1)%	$232,667	$247,161	(5.9)%
NOI Margin	68.8%	71.1%	(2.3)%	68.9%	71.0%	(2.1)%

Average Occupancy	84.2%	86.6%	(2.4)%	84.1%	86.2%	(2.1)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.68	$15.72	(0.3)%	$15.68	$15.79	(0.7)%

Year-over-year same store total revenue decreased 3.0% for the second quarter of 2025 and 3.0% year-to-date as compared to the same periods in 2024. The decrease for the second quarter was driven primarily by a 240 basis point decrease in average occupancy and a 0.3% decrease in average annualized rental revenue per occupied square foot. The year-to-date same store total revenue decrease was driven primarily by a 210 basis point decrease in average occupancy and a 0.7% decrease in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth include: Portland, Houston and San Juan, PR. Markets which generated below portfolio average same store total revenue growth include: Riverside-San Bernardino, Atlanta and Phoenix.
Year-over-year same store property operating expenses increased 4.6% for the second quarter of 2025 and 4.1% year-to-date as compared to the same periods in 2024. The increase was primarily driven by increases in marketing, repairs and maintenance, and property tax expense, partially offset by decreases in personnel and insurance costs.
Investment and Disposition Activity
During the second quarter, a joint venture between a subsidiary of NSA and a state pension fund advised by Heitman Capital Management, LLC (the "2023 Joint Venture") acquired one self storage property for approximately $18.0 million. The 2023 Joint Venture financed the acquisition with capital contributions from the venture members, of which NSA contributed approximately $4.5 million.
During the second quarter, NSA invested $11.4 million in the acquisition of one wholly-owned self storage property and one annex to an existing property, consisting of approximately 87,000 rentable square feet configured in approximately 700 storage units.
During the second quarter, NSA entered into an agreement to sell ten wholly-owned self storage properties consisting of approximately 663,000 rentable square feet configured in approximately 4,400 storage units for approximately $66.5 million, before disposition costs and credits. The agreement provides for separate disposition dates with eight self storage properties, consisting of approximately 580,000 rentable square feet configured in approximately 3,800 storage units for approximately $60.0 million, sold in June 2025, and two self storage properties, consisting of approximately 83,000 rentable square feet configured in approximately 600 storage units for approximately $6.5 million, sold in July 2025. NSA used the proceeds to pay down its revolving line of credit and for general corporate purposes.
Balance Sheet
As of June 30, 2025, NSA has approximately $544.1 million of available capacity on its $950.0 million revolving line of credit.
Common Share Dividends
On May 15, 2025, NSA's Board of Trustees declared a quarterly cash dividend of $0.57 per common share. The second quarter 2025 dividend was paid on June 30, 2025 to shareholders of record as of June 13, 2025.

2025 Guidance
The following table outlines NSA's updated and prior Core FFO guidance estimates and related assumptions for the year ended December 31, 2025. The Company's revisions to Core FFO per share estimates are primarily driven by lower same store growth assumptions.

	Current Ranges for Full Year 2025		Prior Ranges for Full Year 2025		Actual Results for Full Year 2024
	Low	High	Low	High
Core FFO per share(1)	$2.17	$2.23	$2.30	$2.38	$2.44

Same store operations(2)
Total revenue growth	(3.0)%	(2.0)%	(1.25)%	1.25%	(3.0)%
Property operating expenses growth	3.25%	4.25%	3.0%	4.0%	3.7%
NOI growth	(5.75)%	(4.25)%	(2.8)%	0.0%	(5.5)%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$42.0	$44.0	$45.5	$47.5	$49.7
Equity-based compensation, in millions	$8.0	$8.5	$8.0	$8.5	$7.9

Management fees and other revenue, in millions	$49.0	$51.0	$49.5	$51.5	$42.7
Core FFO from unconsolidated real estate ventures, in millions	$20.5	$22.5	$21.5	$23.5	$24.2

Acquisitions - consolidated and joint venture (at share), in millions(3)	$50.0	$100.0	$100.0	$300.0	$101.8
Dispositions - consolidated and joint venture (at share), in millions(3)	$100.0	$300.0	$100.0	$300.0	$273.1

	Current Ranges for Full Year 2025		Prior Ranges for Full Year 2025
	Low	High	Low	High
Earnings per share - diluted	$0.71	$0.74	$0.63	$0.69
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	(0.17)	(0.22)	(0.14)	(0.19)
Add real estate depreciation and amortization	1.43	1.46	1.47	1.50
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.08	0.09	0.13	0.14
Add NSA's share of FFO of unconsolidated real estate ventures	0.15	0.17	0.16	0.17
Less gain on sale of self storage properties	(0.08)	(0.08)	—	—
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02	0.01	0.02
Add integration costs	0.04	0.05	0.04	0.05
Core FFO per share and unit	$2.17	$2.23	$2.30	$2.38

(1)	The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2)	2025 guidance reflects NSA's 2025 same store pool comprising 771 stores. 2024 actual results reflect NSA's 2024 same store pool comprising 776 stores.
(3)	NSA's actual results for full year 2024 exclude the contribution of wholly-owned self storage properties into the 2024 Joint Venture for approximately $346.5 million.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at www.nsastorage.com and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 4, 2025.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Tuesday, August 5, 2025 to discuss its second quarter 2025 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nsastorage.com.
Conference Call and Webcast:
Date/Time: Tuesday, August 5, 2025, 1:00 pm ET
Webcast available at: www.nsastorage.com.
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nsastorage.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the 2025 BofA Securities Global Real Estate Conference on September 9-11, 2025 in New York City, New York.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of June 30, 2025, the Company held ownership interests in and operated 1,067 self storage properties, located in 37 states and Puerto Rico with approximately 69.7 million rentable square feet, excluding two properties classified as held for sale, that were sold to a third party in July 2025. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nsastorage.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition and disposition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions or dispositions under contract; the Company's ability to realize the benefits from the internalization of the PRO structure and portfolio optimization strategy; and the Company's guidance estimates for the year ending December 31, 2025. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUE
Rental revenue	$169,838	$174,369	$339,313	$354,751
Other property-related revenue	6,774	6,557	13,518	13,249
Management fees and other revenue	12,230	9,522	24,365	18,596
Total revenue	188,842	190,448	377,196	386,596
OPERATING EXPENSES
Property operating expenses	55,627	52,201	110,731	106,895
General and administrative expenses	12,804	16,189	25,949	31,863
Depreciation and amortization	47,612	46,710	95,728	94,041
Other	4,500	3,375	8,976	6,867
Total operating expenses	120,543	118,475	241,384	239,666
OTHER (EXPENSE) INCOME
Interest expense	(41,269)	(37,228)	(81,744)	(75,345)
Equity in (losses) of unconsolidated real estate ventures	(3,945)	(4,449)	(9,684)	(6,079)
Acquisition and integration costs	(2,040)	(480)	(4,485)	(987)
Non-operating income	462	337	822	435
Gain on sale of self storage properties	9,571	2,668	10,996	63,841
Other expense, net	(37,221)	(39,152)	(84,095)	(18,135)
Income before income taxes	31,078	32,821	51,717	128,795
Income tax expense	(120)	(541)	(1,240)	(1,427)
Net income	30,958	32,280	50,477	127,368
Net income attributable to noncontrolling interests	(11,487)	(15,218)	(18,012)	(51,279)
Net income attributable to National Storage Affiliates Trust	19,471	17,062	32,465	76,089
Distributions to preferred shareholders	(5,114)	(5,110)	(10,228)	(10,220)
Net income attributable to common shareholders	$14,357	$11,952	$22,237	$65,869

Earnings per share - basic and diluted	$0.19	$0.16	$0.29	$0.85

Weighted average shares outstanding - basic and diluted	76,474	75,160	76,423	77,698

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Real estate
Self storage properties	$5,826,852	$5,864,134
Less accumulated depreciation	(1,131,235)	(1,051,638)
Self storage properties, net	4,695,617	4,812,496
Cash and cash equivalents	26,121	50,408
Restricted cash	1,824	345
Debt issuance costs, net	4,244	5,632
Investment in unconsolidated real estate ventures	231,360	246,193
Other assets, net	195,453	218,482
Assets held for sale, net	6,000	—
Operating lease right-of-use assets	20,666	20,906
Total assets	$5,181,285	$5,354,462
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,402,659	$3,449,087
Accounts payable and accrued liabilities	93,613	98,657
Interest rate swap liabilities	4,041	471
Operating lease liabilities	22,683	22,888
Deferred revenue	20,607	20,012
Total liabilities	3,543,603	3,591,115
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 14,697,845 and 14,695,458 issued (in series) and outstanding at June 30, 2025 and December 31, 2024, respectively, at liquidation preference	340,955	340,895
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 76,558,740 and 76,344,661 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	765	763
Additional paid-in capital	1,249,996	1,249,426
Distributions in excess of earnings	(595,627)	(530,652)
Accumulated other comprehensive income	5,993	15,548
Total shareholders' equity	1,002,082	1,075,980
Noncontrolling interests	635,600	687,367
Total equity	1,637,682	1,763,347
Total liabilities and equity	$5,181,285	$5,354,462

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$30,958	$32,280	$50,477	$127,368
Add (subtract):
Real estate depreciation and amortization	47,137	46,339	94,798	93,302
Equity in losses of unconsolidated real estate ventures	3,945	4,449	9,684	6,079
Company's share of FFO in unconsolidated real estate ventures	5,440	6,177	10,492	11,862
Gain on sale of self storage properties	(9,571)	(2,668)	(10,996)	(63,841)
Distributions to preferred shareholders and unitholders	(5,568)	(5,568)	(11,136)	(11,136)
FFO attributable to subordinated performance units(1)	—	(10,891)	—	(21,622)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	72,341	70,118	143,319	142,012
Add (subtract):
Acquisition costs	457	480	860	987
Integration and executive severance costs(2)	1,583	626	3,625	626
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$74,381	$71,224	$147,804	$143,625

Weighted average shares and units outstanding - FFO and Core FFO:(3)
Weighted average shares outstanding - basic	76,474	75,160	76,423	77,698
Weighted average restricted common shares outstanding	26	21	24	22
Weighted average OP units outstanding	52,115	37,644	52,131	37,638
Weighted average DownREIT OP unit equivalents outstanding	5,769	2,120	5,769	2,120
Weighted average LTIP units outstanding	888	673	906	683
Total weighted average shares and units outstanding - FFO and Core FFO	135,272	115,618	135,253	118,161

FFO per share and unit	$0.54	$0.61	$1.06	$1.20
Core FFO per share and unit	$0.55	$0.62	$1.09	$1.22

(1)	Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2)	Executive severance costs relate to the three months ended June 30, 2024 and are recorded within the line items "General and administrative expenses" and "Non-operating income" in our consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(3)
NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). All subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earnings per share - diluted	$0.19	$0.16	$0.29	$0.85
Impact of the difference in weighted average number of shares(4)	(0.08)	(0.06)	(0.12)	(0.29)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	0.08	0.13	0.12	0.42
Add real estate depreciation and amortization	0.35	0.40	0.70	0.79
Add equity in losses of unconsolidated real estate ventures	0.03	0.04	0.07	0.05
Add Company's share of FFO in unconsolidated real estate ventures	0.04	0.05	0.08	0.10
Subtract gain on sale of self storage properties	(0.07)	(0.02)	(0.08)	(0.54)
FFO attributable to subordinated performance unitholders	—	(0.09)	—	(0.18)
FFO per share and unit	0.54	0.61	1.06	1.20
Add acquisition costs	—	—	—	0.01
Add integration and executive severance costs	0.01	0.01	0.03	0.01
Core FFO per share and unit	$0.55	$0.62	$1.09	$1.22

(4)
Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units and DownREIT subordinated performance units into OP units, even though such units may have only been convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. All outstanding subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5)
Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$30,958	$32,280	$50,477	$127,368
(Subtract) add:
Management fees and other revenue	(12,230)	(9,522)	(24,365)	(18,596)
General and administrative expenses	12,804	16,189	25,949	31,863
Depreciation and amortization	47,612	46,710	95,728	94,041
Other	4,500	3,375	8,976	6,867
Interest expense	41,269	37,228	81,744	75,345
Equity in losses of unconsolidated real estate ventures	3,945	4,449	9,684	6,079
Acquisition and integration costs	2,040	480	4,485	987
Non-operating income	(462)	(337)	(822)	(435)
Gain on sale of self storage properties	(9,571)	(2,668)	(10,996)	(63,841)
Income tax expense	120	541	1,240	1,427
Net Operating Income	$120,985	$128,725	$242,100	$261,105

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$30,958	$32,280	$50,477	$127,368
Add:
Depreciation and amortization	47,612	46,710	95,728	94,041
Company's share of unconsolidated real estate venture depreciation and amortization	5,217	5,141	10,628	9,693
Interest expense	41,269	37,228	81,744	75,345
Income tax expense	120	541	1,240	1,427
EBITDA	125,176	121,900	239,817	307,874
Add (subtract):
Acquisition costs	457	480	860	987
Effect of hypothetical liquidation at book value (HLBV) accounting for unconsolidated 2024 Joint Venture(1)	4,167	5,485	9,548	8,249
Gain on sale of self storage properties	(9,571)	(2,668)	(10,996)	(63,841)
Integration and executive severance costs, excluding equity-based compensation(2)	458	223	1,388	223
Equity-based compensation expense(3)	3,138	2,331	6,217	4,186
Adjusted EBITDA	$123,825	$127,751	$246,834	$257,678

(1)
Reflects the non-cash impact of applying HLBV to the 2024 Joint Venture, which allocates GAAP income (loss) on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

(2)	Executive severance costs relate to the three months ended June 30, 2024 and are recorded within the line items "General and administrative expenses" and "Non-operating income" in our consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(3)
Equity-based compensation expense is a non-cash item recorded within general and administrative expenses and acquisition and integration costs in our consolidated statements of operations. For the three and six months ended June 30, 2025, $1.1 million and $2.2 million, respectively, relates to the internalization of the PRO structure and is included in acquisition and integration costs.

Supplemental Schedule 3

Portfolio Summary
As of June 30, 2025
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	176	80,985	11,290,212	85.0%	Texas	203	98,078	13,401,230	85.0%
California	86	51,686	6,495,864	82.7%	Florida	105	60,427	6,817,419	82.7%
Florida	78	45,393	5,100,869	81.6%	California	98	58,333	7,275,198	82.9%
Oregon	70	29,265	3,662,029	89.9%	Georgia	72	33,526	4,600,447	82.0%
Georgia	50	21,956	3,019,547	81.4%	Oregon	70	29,265	3,662,029	89.9%
North Carolina	35	17,270	2,160,512	89.0%	Oklahoma	52	22,402	3,269,435	80.4%
Arizona	34	18,881	2,174,935	79.2%	Arizona	36	19,890	2,285,065	78.8%
Oklahoma	33	15,293	2,139,781	81.9%	North Carolina	35	17,270	2,160,512	89.0%
Louisiana	25	11,455	1,388,685	79.8%	Ohio	27	14,894	1,854,267	86.2%
Pennsylvania	22	10,441	1,296,020	86.5%	Michigan	25	15,945	2,020,448	87.5%
Colorado	21	9,124	1,145,382	89.4%	Pennsylvania	25	12,075	1,456,490	86.9%
Washington	19	6,643	871,889	87.9%	Alabama	25	11,825	1,759,741	81.8%
Puerto Rico	15	12,853	1,379,297	89.1%	Louisiana	25	11,455	1,388,685	79.8%
Nevada	15	7,564	963,287	89.2%	Kansas	22	8,428	1,121,017	91.3%
New Hampshire	15	7,160	890,295	86.2%	Colorado	21	9,124	1,145,382	89.4%
Kansas	15	5,577	721,918	90.5%	New Jersey	20	13,512	1,603,307	86.2%
Indiana	12	6,530	827,524	81.4%	Tennessee	20	10,243	1,309,829	88.5%
New Mexico	12	5,775	750,298	81.1%	Indiana	19	9,821	1,286,329	82.6%
Alabama	11	6,034	909,280	78.2%	Nevada	19	9,449	1,247,605	87.1%
Other(1)	63	35,984	4,426,653	86.1%	Washington	19	6,643	871,889	87.9%
Total	807	405,869	51,614,277	84.5%	Puerto Rico	15	12,853	1,379,297	89.1%
					Massachusetts	15	11,058	1,209,811	86.7%
					New Hampshire	15	7,160	890,295	86.2%
					New Mexico	12	5,775	750,298	81.1%
					Minnesota	11	5,558	708,445	88.5%
					Illinois	10	6,766	727,418	85.8%
					Other(2)	51	28,071	3,471,293	86.4%
					Total	1,067	549,846	69,673,181	84.8%

(1)
Other states in NSA's owned portfolio as of June 30, 2025 include Connecticut, Idaho, Illinois, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, New York, Ohio, South Carolina, Tennessee and Virginia.

(2)	Other states in NSA's operated portfolio as of June 30, 2025 include Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Missouri, New York, Rhode Island, South Carolina and Virginia.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2025 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other	Total

March 31, 2025	3	1,031	107,041	$12,434	$—	$1,060	$13,494
June 30, 2025	1	718	86,906	11,328	—	48	11,376

Unconsolidated Real Estate Ventures (at 100%)(3)
March 31, 2025	—	—	—	—	—	—	—
June 30, 2025	1	623	54,750	17,963	—	50	18,013
Total Investments(4)	5	2,372	248,697	$41,725	$—	$1,158	$42,883

2025 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:(5)	Stores	Units	Rentable Square Feet	Net Proceeds
Self Storage Properties sold to 3rd Parties
March 31, 2025	2	394	82,270	$9,752
June 30, 2025	8	3,817	580,002	57,350
Total Dispositions and Divestitures	10	4,211	662,272	$67,102

(3)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4)	NSA through its unconsolidated real estate ventures and wholly-owned portfolio acquired self storage properties located in Kansas (1), New Mexico (2), New York (1) and Texas (1).
(5)	NSA disposed of self storage properties located in Arkansas (5), Colorado (1), Florida (1), Montana (1), Utah (1) and Wyoming (1).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB Rated
As of June 30, 2025									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2025	2026	2027	2028	2029	2030	2031	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	5.84%	Variable(3)	January 2027	$—	$—	$398,900	$—	$—	$—	$—	$—	$398,900
Term loan - Tranche D	4.11%	Swapped To Fixed	July 2026	—	275,000	—	—	—	—	—	—	275,000
Term loan - Tranche E	5.04%	Swapped To Fixed(3)	March 2027	—	—	130,000	—	—	—	—	—	130,000
Term loan facility - 2028	4.17%	Swapped To Fixed	December 2028	—	—	—	75,000	—	—	—	—	75,000
Term loan facility - April 2029	3.77%	Swapped To Fixed	April 2029	—	—	—	—	100,000	—	—	—	100,000
Term loan facility - June 2029	5.07%	Swapped To Fixed	June 2029	—	—	—	—	285,000	—	—	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	35,000	—	—	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	—	65,000	—	—	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	120,000	—	—	—	—	120,000
September 2028 Senior Unsecured Notes	5.40%	Fixed	September 2028	—	—	—	75,000	—	—	—	—	75,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	—	100,000	—	—	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	100,000	—	—	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	150,000	—	—	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	—	35,000	—	—	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	75,000	—	—	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	90,000	—	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	50,000	—	50,000
September 2031 Senior Unsecured Notes	5.55%	Fixed	September 2031	—	—	—	—	—	—	125,000	—	125,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	175,000	—	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2034 Senior Unsecured Notes	5.74%	Fixed	September 2034	—	—	—	—	—	—	—	150,000	150,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.54%	Fixed	August 2027 - October 2031	—	—	84,900	88,000	—	—	26,818	—	199,718
Total Principal/Weighted Average	4.52%		4.5 years	$—	$375,000	$613,800	$458,000	$485,000	$260,000	$466,818	$755,000	$3,413,618
Weighted average effective interest rate of maturing debt				—%	4.33%	5.44%	5.04%	4.58%	3.41%	3.80%	4.36%
Unamortized debt issuance costs and debt premium, net												(10,959)
Total Debt												$3,402,659

(1)	Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2)	NSA may, at its election, extend the maturity date of the revolving line of credit to January 2028, subject to meeting customary conditions and payment of an extension fee.
(3)
For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.45% and a SOFR Index Adjustment of 0.10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings. $125.0 million of the Tranche E term loan is subject to interest rate swaps, the maturity of which extends through the Tranche E maturity.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of June 30, 2025
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.8x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	2.6x
Total Leverage Ratio	< 60.0%	45.8%

Preferred Shares and Units

Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,029,717
6.000% Series B cumulative redeemable preferred shares of beneficial interest	4,608,445
Preferred shares of beneficial interest(4)	13,638,162
6.000% Series A-1 cumulative redeemable preferred units	1,200,211

Common Shares and Units

Outstanding
Common shares of beneficial interest	76,533,806
Restricted common shares	24,934
Total shares outstanding	76,558,740
Operating partnership units	52,111,896
DownREIT operating partnership unit equivalents	5,769,214
Total operating partnership units	57,881,110
Long-term incentive plan units	850,663
Total common shares and units outstanding	135,290,513

(4)
The Company's balance sheet at June 30, 2025 reflects 14,697,845 preferred shares of beneficial interest, which includes 5,668,128 Series B Preferred Shares issued and outstanding. We have reflected 13,638,162 preferred shares herein, which corresponds to the $341.0 million liquidation preference reflected on the balance sheet at June 30, 2025. As part of a 2023 property acquisition of 15 properties from one of the Company's former participating regional operators (the "Contributor"), the Company recorded a $26.1 million promissory note receivable from the Contributor, and the Contributor used the loan proceeds to acquire $26.1 million of OP equity. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Real Estate Venture Balance Sheet Data as of June 30, 2025
				Number of Stores at June 30,			Occupancy at Period End
Real Estate Ventures	Carrying Value of NSA's Investment(1)	Gross Book Value of Real Estate Assets	Outstanding Debt	2025	2024	Total Rentable Square Feet	2Q 2025	2Q 2024
2016 Joint Venture	$96,997	$929,646	$358,370	81	81	5,690,420	86.1%	88.4%
2018 Joint Venture	92,113	1,284,209	646,238	104	104	7,857,967	86.6%	88.8%
2023 Joint Venture	40,959	165,329	—	19	—	1,290,309	75.4%	—
2024 Joint Venture	1,291	343,722	209,140	56	56	3,220,208	86.3%	88.0%
Total	$231,360	$2,722,906	$1,213,748	260	241	18,058,904	85.6%	88.5%

Combined Operating Information(2)

	Three Months Ended June 30, 2025					Six Months Ended June 30, 2025
	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total
Total revenue	$22,323	$27,686	$2,469	$9,192	$61,670	$44,646	$55,314	$4,921	$18,413	$123,294
Property operating expenses	7,699	8,981	1,079	3,650	21,409	15,325	18,367	2,203	7,930	43,825
Net operating income	14,624	18,705	1,390	5,542	40,261	29,321	36,947	2,718	10,483	79,469
Supervisory, administrative and other expenses	(1,610)	(1,720)	(173)	(484)	(3,987)	(3,232)	(3,424)	(407)	(965)	(8,028)
Depreciation and amortization	(5,608)	(10,221)	(1,982)	(3,058)	(20,869)	(11,211)	(20,421)	(3,906)	(6,975)	(42,513)
Interest expense	(3,308)	(7,192)	—	(3,235)	(13,735)	(6,575)	(14,336)	—	(6,469)	(27,380)
Non-operating income	86	309	22	224	641	44	209	14	224	491
Net income (loss)	$4,184	$(119)	$(743)	$(1,011)	$2,311	$8,347	$(1,025)	$(1,581)	$(3,702)	$2,039
Add (subtract):
Unconsolidated real estate venture depreciation and amortization	5,608	10,221	1,982	3,058	20,869	11,211	20,421	3,906	6,975	42,513
FFO and Core FFO for unconsolidated real estate ventures	$9,792	$10,102	$1,239	$2,047	$23,180	$19,558	$19,396	$2,325	$3,273	$44,552

(1)	NSA's investment in its unconsolidated real estate ventures are recorded under the equity method of accounting. Under the equity method, NSA’s investments in unconsolidated real estate ventures are stated at cost and adjusted for NSA’s share of net earnings or losses and reduced by distributions.
(2)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2025 compared to Three Months Ended June 30, 2024

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	54	$11,502	$11,322	1.6%	$3,325	$3,019	10.1%	$8,177	$8,303	(1.5)%	71.1%	73.3%	(2.2)%
Riverside-San Bernardino-Ontario, CA	49	13,046	13,767	(5.2)%	3,162	3,218	(1.7)%	9,884	10,549	(6.3)%	75.8%	76.6%	(0.8)%
Houston-Pasadena-The Woodlands, TX	37	8,257	8,159	1.2%	2,822	2,937	(3.9)%	5,435	5,222	4.1%	65.8%	64.0%	1.8%
Atlanta-Sandy Springs-Roswell, GA	30	5,425	5,933	(8.6)%	1,853	1,659	11.7%	3,572	4,274	(16.4)%	65.8%	72.0%	(6.2)%
Dallas-Fort Worth-Arlington, TX	28	4,867	5,153	(5.6)%	1,972	1,986	(0.7)%	2,895	3,167	(8.6)%	59.5%	61.5%	(2.0)%
Phoenix-Mesa-Chandler, AZ	26	5,547	6,051	(8.3)%	1,595	1,623	(1.7)%	3,952	4,428	(10.7)%	71.2%	73.2%	(2.0)%
McAllen-Edinburg-Mission, TX	21	4,501	4,643	(3.1)%	1,296	1,282	1.1%	3,205	3,361	(4.6)%	71.2%	72.4%	(1.2)%
Oklahoma City, OK	20	3,258	3,301	(1.3)%	1,055	958	10.1%	2,203	2,343	(6.0)%	67.6%	71.0%	(3.4)%
Brownsville-Harlingen, TX	16	2,852	2,876	(0.8)%	863	786	9.8%	1,989	2,090	(4.8)%	69.7%	72.7%	(3.0)%
San Antonio-New Braunfels, TX	15	2,662	2,796	(4.8)%	1,108	815	36.0%	1,554	1,981	(21.6)%	58.4%	70.9%	(12.5)%
North Port-Bradenton-Sarasota, FL	15	4,180	4,433	(5.7)%	1,364	1,451	(6.0)%	2,816	2,982	(5.6)%	67.4%	67.3%	0.1%
San Juan-Bayamón-Caguas, PR	15	9,673	9,510	1.7%	1,840	1,848	(0.4)%	7,833	7,662	2.2%	81.0%	80.6%	0.4%
Los Angeles-Long Beach-Anaheim, CA	14	5,750	6,039	(4.8)%	1,547	1,539	0.5%	4,203	4,500	(6.6)%	73.1%	74.5%	(1.4)%
Colorado Springs, CO	14	2,095	2,160	(3.0)%	769	657	17.0%	1,326	1,503	(11.8)%	63.3%	69.6%	(6.3)%
Orlando-Kissimmee-Sanford, FL	14	3,145	3,456	(9.0)%	1,024	1,105	(7.3)%	2,121	2,351	(9.8)%	67.4%	68.0%	(0.6)%
Tulsa, OK	13	1,974	2,074	(4.8)%	636	590	7.8%	1,338	1,484	(9.8)%	67.8%	71.6%	(3.8)%
Las Vegas-Henderson-North Las Vegas, NV	13	2,875	2,958	(2.8)%	761	765	(0.5)%	2,114	2,193	(3.6)%	73.5%	74.1%	(0.6)%
Shreveport-Bossier City, LA	12	1,509	1,570	(3.9)%	611	535	14.2%	898	1,035	(13.2)%	59.5%	65.9%	(6.4)%
Austin-Round Rock-San Marcos, TX	12	3,213	3,348	(4.0)%	1,051	1,108	(5.1)%	2,162	2,240	(3.5)%	67.3%	66.9%	0.4%
Wichita, KS	12	1,793	1,757	2.0%	760	598	27.1%	1,033	1,159	(10.9)%	57.6%	66.0%	(8.4)%
Bend, OR	10	2,008	2,060	(2.5)%	517	425	21.6%	1,491	1,635	(8.8)%	74.3%	79.4%	(5.1)%
Other MSAs	331	68,843	70,818	(2.8)%	22,789	21,503	6.0%	46,054	49,315	(6.6)%	66.9%	69.6%	(2.7)%
Total/Weighted Average	771	$168,975	$174,184	(3.0)%	$52,720	$50,407	4.6%	$116,255	$123,777	(6.1)%	68.8%	71.1%	(2.3)%

2024 Same Store Pool(2)	744	$163,397	$168,528	(3.0)%	$50,809	$48,436	4.9%	$112,588	$120,092	(6.2)%	68.9%	71.3%	(2.4)%

2023 Same Store Pool(3)	695	$152,715	$157,595	(3.1)%	$47,080	$44,919	4.8%	$105,635	$112,676	(6.2)%	69.2%	71.5%	(2.3)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2025 compared to Three Months Ended June 30, 2024
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	22,069	2,677,879	89.8%	90.0%	(0.2)%	88.8%	88.8%	—%	$18.74	$18.42	1.7%
Riverside-San Bernardino-Ontario, CA	27,155	3,688,295	83.9%	87.3%	(3.4)%	84.0%	87.0%	(3.0)%	16.24	16.36	(0.7)%
Houston-Pasadena-The Woodlands, TX	18,419	2,762,856	86.5%	90.5%	(4.0)%	85.5%	89.5%	(4.0)%	13.37	12.61	6.0%
Atlanta-Sandy Springs-Roswell, GA	14,217	1,989,409	81.5%	83.8%	(2.3)%	80.3%	82.4%	(2.1)%	13.04	13.93	(6.4)%
Dallas-Fort Worth-Arlington, TX	12,845	1,672,350	81.0%	84.6%	(3.6)%	80.1%	84.4%	(4.3)%	13.97	14.13	(1.1)%
Phoenix-Mesa-Chandler, AZ	15,237	1,705,135	78.9%	84.1%	(5.2)%	79.5%	83.9%	(4.4)%	15.77	16.35	(3.5)%
McAllen-Edinburg-Mission, TX	9,845	1,462,368	88.8%	90.8%	(2.0)%	88.3%	90.4%	(2.1)%	13.34	13.49	(1.1)%
Oklahoma City, OK	9,181	1,327,627	81.9%	88.0%	(6.1)%	81.6%	87.6%	(6.0)%	11.53	10.89	5.9%
Brownsville-Harlingen, TX	6,536	940,371	89.5%	88.9%	0.6%	88.3%	89.2%	(0.9)%	13.09	13.20	(0.8)%
San Antonio-New Braunfels, TX	6,491	835,115	83.2%	84.0%	(0.8)%	81.9%	83.8%	(1.9)%	14.98	15.36	(2.5)%
North Port-Bradenton-Sarasota, FL	9,405	959,913	84.7%	85.0%	(0.3)%	85.5%	84.4%	1.1%	19.71	21.04	(6.3)%
San Juan-Bayamón-Caguas, PR	12,853	1,379,297	89.1%	91.7%	(2.6)%	89.2%	91.6%	(2.4)%	30.60	28.98	5.6%
Los Angeles-Long Beach-Anaheim, CA	9,761	1,063,844	83.6%	88.0%	(4.4)%	83.1%	87.1%	(4.0)%	25.30	24.67	2.6%
Colorado Springs, CO	5,640	707,834	87.1%	90.1%	(3.0)%	84.5%	87.3%	(2.8)%	13.40	13.45	(0.4)%
Orlando-Kissimmee-Sanford, FL	8,064	950,035	83.5%	90.3%	(6.8)%	82.5%	90.3%	(7.8)%	15.41	15.10	2.1%
Tulsa, OK	6,112	812,154	81.9%	87.6%	(5.7)%	81.8%	87.1%	(5.3)%	11.31	11.17	1.3%
Las Vegas-Henderson-North Las Vegas, NV	7,080	881,005	89.7%	87.0%	2.7%	89.4%	87.1%	2.3%	14.00	14.75	(5.1)%
Shreveport-Bossier City, LA	5,102	669,571	81.0%	84.1%	(3.1)%	80.5%	84.3%	(3.8)%	10.60	10.55	0.5%
Austin-Round Rock-San Marcos, TX	6,855	917,394	84.3%	85.8%	(1.5)%	82.7%	84.8%	(2.1)%	16.31	16.85	(3.2)%
Wichita, KS	4,198	586,926	90.8%	88.3%	2.5%	87.8%	87.5%	0.3%	12.93	12.82	0.9%
Bend, OR	3,937	570,674	91.5%	90.6%	0.9%	89.3%	89.2%	0.1%	15.23	15.66	(2.7)%
Other MSAs	165,042	20,717,179	84.9%	86.3%	(1.4)%	83.9%	85.8%	(1.9)%	15.25	15.40	(1.0)%
Total/Weighted Average	386,044	49,277,231	85.0%	87.2%	(2.2)%	84.2%	86.6%	(2.4)%	$15.68	$15.72	(0.3)%

2024 Same Store Pool(2)	371,609	47,561,327	85.1%	87.2%	(2.1)%	84.2%	86.6%	(2.4)%	$15.71	$15.76	(0.3)%

2023 Same Store Pool(3)	344,925	44,258,938	85.1%	87.4%	(2.3)%	84.3%	86.8%	(2.5)%	$15.77	$15.82	(0.3)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2025 compared to Six Months Ended June 30, 2024

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	54	$22,774	$22,424	1.6%	$6,567	$6,066	8.3%	$16,207	$16,358	(0.9)%	71.2%	72.9%	(1.7)%
Riverside-San Bernardino-Ontario, CA	49	26,088	27,499	(5.1)%	6,247	6,432	(2.9)%	19,841	21,067	(5.8)%	76.1%	76.6%	(0.5)%
Houston-Pasadena-The Woodlands, TX	37	16,568	16,295	1.7%	5,909	5,755	2.7%	10,659	10,540	1.1%	64.3%	64.7%	(0.4)%
Atlanta-Sandy Springs-Roswell, GA	30	10,864	12,031	(9.7)%	3,672	3,312	10.9%	7,192	8,719	(17.5)%	66.2%	72.5%	(6.3)%
Dallas-Fort Worth-Arlington, TX	28	9,773	10,307	(5.2)%	3,896	3,950	(1.4)%	5,877	6,357	(7.6)%	60.1%	61.7%	(1.6)%
Phoenix-Mesa-Chandler, AZ	26	11,242	12,061	(6.8)%	3,043	3,231	(5.8)%	8,199	8,830	(7.1)%	72.9%	73.2%	(0.3)%
McAllen-Edinburg-Mission, TX	21	9,013	9,335	(3.4)%	2,437	2,499	(2.5)%	6,576	6,836	(3.8)%	73.0%	73.2%	(0.2)%
Oklahoma City, OK	20	6,489	6,595	(1.6)%	2,016	1,861	8.3%	4,473	4,734	(5.5)%	68.9%	71.8%	(2.9)%
Brownsville-Harlingen, TX	16	5,689	5,766	(1.3)%	1,648	1,527	7.9%	4,041	4,239	(4.7)%	71.0%	73.5%	(2.5)%
San Antonio-New Braunfels, TX	15	5,382	5,590	(3.7)%	2,203	1,946	13.2%	3,179	3,644	(12.8)%	59.1%	65.2%	(6.1)%
North Port-Bradenton-Sarasota, FL	15	8,444	9,068	(6.9)%	2,705	2,879	(6.0)%	5,739	6,189	(7.3)%	68.0%	68.3%	(0.3)%
San Juan-Bayamón-Caguas, PR	15	19,289	19,056	1.2%	3,755	3,662	2.5%	15,534	15,394	0.9%	80.5%	80.8%	(0.3)%
Los Angeles-Long Beach-Anaheim, CA	14	11,435	12,041	(5.0)%	2,998	2,937	2.1%	8,437	9,104	(7.3)%	73.8%	75.6%	(1.8)%
Colorado Springs, CO	14	4,154	4,264	(2.6)%	1,595	1,336	19.4%	2,559	2,928	(12.6)%	61.6%	68.7%	(7.1)%
Orlando-Kissimmee-Sanford, FL	14	6,328	6,836	(7.4)%	1,951	2,202	(11.4)%	4,377	4,634	(5.5)%	69.2%	67.8%	1.4%
Tulsa, OK	13	3,967	4,153	(4.5)%	1,238	1,217	1.7%	2,729	2,936	(7.1)%	68.8%	70.7%	(1.9)%
Las Vegas-Henderson-North Las Vegas, NV	13	5,719	5,892	(2.9)%	1,484	1,532	(3.1)%	4,235	4,360	(2.9)%	74.1%	74.0%	0.1%
Shreveport-Bossier City, LA	12	3,011	3,153	(4.5)%	1,170	1,049	11.5%	1,841	2,104	(12.5)%	61.1%	66.7%	(5.6)%
Austin-Round Rock-San Marcos, TX	12	6,480	6,676	(2.9)%	2,190	2,249	(2.6)%	4,290	4,427	(3.1)%	66.2%	66.3%	(0.1)%
Wichita, KS	12	3,554	3,511	1.2%	1,510	1,182	27.7%	2,044	2,329	(12.2)%	57.5%	66.3%	(8.8)%
Bend, OR	10	3,980	4,062	(2.0)%	1,044	942	10.8%	2,936	3,120	(5.9)%	73.8%	76.8%	(3.0)%
Other MSAs	331	137,389	141,356	(2.8)%	45,687	43,044	6.1%	91,702	98,312	(6.7)%	66.7%	69.5%	(2.8)%
Total/Weighted Average	771	$337,632	$347,971	(3.0)%	$104,965	$100,810	4.1%	$232,667	$247,161	(5.9)%	68.9%	71.0%	(2.1)%

2024 Same Store Pool(2)	744	$326,568	$336,790	(3.0)%	$101,168	$96,860	4.4%	$225,400	$239,930	(6.1)%	69.0%	71.2%	(2.2)%

2023 Same Store Pool(3)	695	$305,251	$315,029	(3.1)%	$93,632	$89,735	4.3%	$211,619	$225,294	(6.1)%	69.3%	71.5%	(2.2)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2025 compared to Six Months Ended June 30, 2024
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	22,069	2,677,879	89.8%	90.0%	(0.2)%	88.1%	86.9%	1.2%	$18.70	$18.67	0.2%
Riverside-San Bernardino-Ontario, CA	27,155	3,688,295	83.9%	87.3%	(3.4)%	84.5%	86.6%	(2.1)%	16.13	16.40	(1.6)%
Houston-Pasadena-The Woodlands, TX	18,419	2,762,856	86.5%	90.5%	(4.0)%	86.0%	89.2%	(3.2)%	13.34	12.65	5.5%
Atlanta-Sandy Springs-Roswell, GA	14,217	1,989,409	81.5%	83.8%	(2.3)%	79.9%	81.9%	(2.0)%	13.12	14.24	(7.9)%
Dallas-Fort Worth-Arlington, TX	12,845	1,672,350	81.0%	84.6%	(3.6)%	79.8%	84.5%	(4.7)%	14.04	14.15	(0.8)%
Phoenix-Mesa-Chandler, AZ	15,237	1,705,135	78.9%	84.1%	(5.2)%	80.4%	83.9%	(3.5)%	15.79	16.30	(3.1)%
McAllen-Edinburg-Mission, TX	9,845	1,462,368	88.8%	90.8%	(2.0)%	88.0%	90.1%	(2.1)%	13.39	13.61	(1.6)%
Oklahoma City, OK	9,181	1,327,627	81.9%	88.0%	(6.1)%	81.7%	87.1%	(5.4)%	11.47	10.95	4.7%
Brownsville-Harlingen, TX	6,536	940,371	89.5%	88.9%	0.6%	87.7%	89.9%	(2.2)%	13.14	13.25	(0.8)%
San Antonio-New Braunfels, TX	6,491	835,115	83.2%	84.0%	(0.8)%	81.7%	83.1%	(1.4)%	15.17	15.50	(2.1)%
North Port-Bradenton-Sarasota, FL	9,405	959,913	84.7%	85.0%	(0.3)%	87.0%	84.4%	2.6%	19.56	21.54	(9.2)%
San Juan-Bayamón-Caguas, PR	12,853	1,379,297	89.1%	91.7%	(2.6)%	89.6%	92.0%	(2.4)%	30.35	28.93	4.9%
Los Angeles-Long Beach-Anaheim, CA	9,761	1,063,844	83.6%	88.0%	(4.4)%	83.7%	86.9%	(3.2)%	24.98	24.80	0.7%
Colorado Springs, CO	5,640	707,834	87.1%	90.1%	(3.0)%	83.0%	85.7%	(2.7)%	13.53	13.54	(0.1)%
Orlando-Kissimmee-Sanford, FL	8,064	950,035	83.5%	90.3%	(6.8)%	83.2%	90.5%	(7.3)%	15.32	14.91	2.7%
Tulsa, OK	6,112	812,154	81.9%	87.6%	(5.7)%	82.1%	86.3%	(4.2)%	11.32	11.29	0.3%
Las Vegas-Henderson-North Las Vegas, NV	7,080	881,005	89.7%	87.0%	2.7%	88.6%	87.0%	1.6%	14.08	14.73	(4.4)%
Shreveport-Bossier City, LA	5,102	669,571	81.0%	84.1%	(3.1)%	80.0%	84.8%	(4.8)%	10.64	10.53	1.0%
Austin-Round Rock-San Marcos, TX	6,855	917,394	84.3%	85.8%	(1.5)%	82.3%	84.9%	(2.6)%	16.53	16.85	(1.9)%
Wichita, KS	4,198	586,926	90.8%	88.3%	2.5%	86.4%	87.5%	(1.1)%	13.04	12.85	1.5%
Bend, OR	3,937	570,674	91.5%	90.6%	0.9%	87.7%	87.2%	0.5%	15.39	15.80	(2.6)%
Other MSAs	165,042	20,717,179	84.9%	86.3%	(1.4)%	83.7%	85.4%	(1.7)%	15.26	15.44	(1.2)%
Total/Weighted Average	386,044	49,277,231	85.0%	87.2%	(2.2)%	84.1%	86.2%	(2.1)%	$15.68	$15.79	(0.7)%

2024 Same Store Pool(2)	371,609	47,561,327	85.1%	87.2%	(2.1)%	84.1%	86.2%	(2.1)%	$15.71	$15.83	(0.7)%

2023 Same Store Pool(3)	344,925	44,258,938	85.1%	87.4%	(2.3)%	84.2%	86.4%	(2.2)%	$15.77	$15.89	(0.7)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 7

Same Store Operating Data (771 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024	YTD 2025	YTD 2024
Revenue
Rental revenue	$162,570	$162,224	$164,207	$167,820	$167,825	$324,794	$335,445
Other property-related revenue	6,405	6,433	6,380	7,028	6,359	12,838	12,526
Total revenue	168,975	168,657	170,587	174,848	174,184	337,632	347,971
Property operating expenses
Store payroll and related costs	12,429	12,182	12,076	12,103	12,834	24,611	25,792
Property tax expense	15,170	15,116	14,630	14,338	13,987	30,286	28,419
Utilities expense	4,935	5,470	4,844	5,699	4,558	10,405	9,453
Repairs & maintenance expense	4,487	4,771	3,557	3,674	4,049	9,258	8,037
Marketing expense	6,560	5,224	4,436	4,446	4,709	11,784	9,071
Insurance expense	2,323	2,489	2,645	2,557	2,659	4,812	5,142
Other property operating expenses	6,816	6,993	7,492	7,545	7,611	13,809	14,896
Total property operating expenses	52,720	52,245	49,680	50,362	50,407	104,965	100,810
Net operating income	$116,255	$116,412	$120,907	$124,486	$123,777	$232,667	$247,161

Net operating income margin	68.8%	69.0%	70.9%	71.2%	71.1%	68.9%	71.0%

Occupancy at period end	85.0%	83.6%	84.7%	85.9%	87.2%	85.0%	87.2%

Average occupancy	84.2%	83.9%	85.5%	86.5%	86.6%	84.1%	86.2%

Average annualized rental revenue (includes fees and net of any discounts and uncollectible customer amounts) per occupied square foot	$15.68	$15.70	$15.60	$15.73	$15.72	$15.68	$15.79

Average annual contract storage rent per square foot
In-place customers	$14.72	$14.64	$14.50	$14.68	$14.72	$14.68	$14.83
Move-ins	$10.30	$9.89	$9.08	$9.60	$10.17	$10.12	$10.23
Move-outs	$13.37	$13.22	$13.39	$13.65	$13.68	$13.30	$13.93

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	2Q 2025	1Q 2025	4Q 2024	3Q 2024	2Q 2024	YTD 2025	YTD 2024
Rental revenue
Same store portfolio	$162,570	$162,224	$164,207	$167,820	$167,825	$324,794	$335,445
Non-same store portfolio	7,268	7,251	6,822	6,647	6,544	14,519	19,306
Total rental revenue	169,838	169,475	171,029	174,467	174,369	339,313	354,751
Other property-related revenue
Same store portfolio	6,405	6,433	6,380	7,028	6,359	12,838	12,526
Non-same store portfolio	369	311	328	377	198	680	723
Total other property-related revenue	6,774	6,744	6,708	7,405	6,557	13,518	13,249
Property operating expenses
Same store portfolio	52,720	52,245	49,680	50,362	50,407	104,965	100,810
Non-same store portfolio	2,907	2,859	2,696	2,641	2,307	5,766	7,106
Prior period comparability adjustment(1)	—	—	(131)	(291)	(513)	—	(1,021)
Total property operating expenses	55,627	55,104	52,245	52,712	52,201	110,731	106,895

Net operating income	120,985	121,115	125,492	129,160	128,725	242,100	261,105
Management fees and other revenue	12,230	12,135	12,381	11,749	9,522	24,365	18,596
General and administrative expenses	(12,804)	(13,145)	(12,629)	(13,114)	(16,189)	(25,949)	(31,863)
Depreciation and amortization	(47,612)	(48,116)	(48,153)	(47,661)	(46,710)	(95,728)	(94,041)
Other	(4,500)	(4,476)	(3,356)	(3,643)	(3,375)	(8,976)	(6,867)
Interest expense	(41,269)	(40,475)	(39,340)	(39,575)	(37,228)	(81,744)	(75,345)
Loss on early extinguishment of debt	—	—	—	(323)	—	—	—
Equity in (losses) of unconsolidated real estate ventures	(3,945)	(5,739)	(5,284)	(4,712)	(4,449)	(9,684)	(6,079)
Acquisition and integration costs	(2,040)	(2,445)	(1,465)	(1,164)	(480)	(4,485)	(987)
Non-operating income (expense)	462	360	(38)	(83)	337	822	435
Gain on sale of self storage properties	9,571	1,425	—	—	2,668	10,996	63,841
Income tax expense	(120)	(1,120)	(1,477)	(863)	(541)	(1,240)	(1,427)
Net Income	$30,958	$19,519	$26,131	$29,771	$32,280	$50,477	$127,368

(1)	Certain payroll and related costs associated with the former PRO portfolios were not reflected as property-level expenses in 2024 under the management of the former PROs. Such costs are reflected in property operating expenses in 2025 under our management. For purposes of comparable same store reporting, we have included the specific 2024 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.68	$15.72	$15.68	$15.79
Total consolidated portfolio	15.56	15.59	15.56	15.65

Average Occupancy

Same store	84.2%	86.6%	84.1%	86.2%
Total consolidated portfolio	83.6%	86.1%	83.6%	85.8%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$3,429	$3,025	$8,701	$5,796
Value enhancing capital expenditures	1,927	346	1,927	2,172
Acquisitions capital expenditures	843	645	1,042	1,549
Total consolidated portfolio capital expenditures	$6,199	$4,016	$11,670	$9,517

Property Operating Expenses Detail

Store payroll and related costs	$13,206	$12,965	$26,120	$26,487
Property tax expense	15,918	14,508	31,835	30,434
Utilities expense	5,243	4,808	10,968	10,230
Repairs & maintenance expense	4,707	4,227	9,711	8,524
Marketing expense	6,862	4,918	12,390	9,717
Insurance expense	2,505	2,828	5,194	5,579
Other property operating expenses	7,186	7,947	14,513	15,924
Property operating expenses on the Company's statements of operations	$55,627	$52,201	$110,731	$106,895

General and Administrative Expenses Detail

Supervisory and administrative expenses	$1,388	$5,076	$2,829	$10,149
Equity-based compensation expense	2,013	2,331	3,980	4,186
Other general and administrative expenses	9,403	8,782	19,140	17,528
General and administrative expenses on the Company's statements of operations	$12,804	$16,189	$25,949	$31,863

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, integration costs, executive severance costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures, including the removal of the non-cash effect of applying hypothetical liquidation at book value (HLBV) for purposes of allocating GAAP net income (loss) for the 2024 Joint Venture. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the Company's share of FFO in unconsolidated real estate ventures. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on preferred shares and preferred units, and, prior to the internalization of the PRO structure, subordinated performance units and DownREIT subordinated performance units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, integration costs, executive severance costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD OF UNCONSOLIDATED REAL ESTATE VENTURE: Subject to achieving certain performance benchmarks by the non-NSA investor, the distribution rights and priorities set forth in the 2024 Joint Venture agreement may differ from what is reflected by the underlying percentage ownership interest of the venture. Accordingly, NSA allocates GAAP income (loss) for its 2024 Joint Venture utilizing the hypothetical liquidation at book value ("HLBV") method, in which NSA allocates income or loss based on the change in each owners' claim on the net assets of the venture at period end assuming the liquidation of the underlying book value of the venture after adjusting for any distributions or contributions made during such period.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as debt financing less cash and cash equivalents (both as reflected on the consolidated balance sheet), divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.

NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", were NSA's experienced regional self storage operators with local operational focus and expertise. Effective July 1, 2024, in connection with the internalization of its PRO structure, the Company purchased the PROs' management contracts. As of June 30, 2025, the majority of operations have transitioned to the Company.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, were Class B common units of limited partner interest in the Company's operating partnership. SP units, which were linked to the performance of specific contributed portfolios, were intended to incentivize the Company's former PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continued to manage on NSA's behalf. Because subordinated performance unit holders received distributions only after portfolio-specific minimum performance thresholds were satisfied, the Company believed SP units played a key role in aligning the interests of the Company's former PROs with NSA and the Company's shareholders. The DownREIT partnerships also issued units of limited partner interest that were intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units. Effective July 1, 2024, in connection with the internalization of the PRO structure, all 11,906,167 outstanding subordinated performance units and DownREIT subordinated performance units were converted into an aggregate of 17,984,787 OP units and DownREIT OP units.

Equity Research Coverage

Barclays	BMO Capital Markets	BNP Paribas Exane
Brendan Lynch	Juan Sanabria	John Paul Flangos
212.526.9428	312.845.4074	646.342.5660

BofA Global Research	Citi Investment Research	Deutsche Bank
Samir Khanal	Eric Wolfe	Omotayo Okusanya
646.855.1497	212.816.2640	212.250.9284

Evercore ISI	Green Street	Jefferies
Steve Sakwa	Spenser Glimcher	Jonathan Petersen
212.446.9462	949.640.8780	212.284.1705

KeyBanc Capital Markets	Mizuho Securities	Morgan Stanley
Todd Thomas	Ravi Vaidya	Ronald Kamdem
917.368.2286	212.282.4347	212.296.8319

RW Baird	Truist Securities	UBS
Wes Golladay	Ki Bin Kim	Michael Goldsmith
216.737.7510	212.303.4124	212.713.2951

Wells Fargo	Wolfe Research
Eric Luebchow	Andrew Rosivach
312.630.2386	646.582.9250